Exhibit 99.1

Nuvve Partners with OMNIA Global to Address 1GW Development Pipeline with First 50MW/75MWh Battery Energy Storage System in Sweden

Partnership Opens New Revenue Market

SAN DIEGO & ZÜRICH--(BUSINESS WIRE)--Nuvve Holding Corp. (Nasdaq: NVVE), a global leader in advanced energy storage and grid modernization solutions, today announced it is partnering with OMNIA Global to jointly address a pipeline in excess of 1 GW over the next 24 months with the supporting financing. The first and earliest project is a 50MW/75MWh European CE-approved battery energy storage system (BESS) located in Sweden. This marks a significant expansion of the company’s European energy storage footprint.

BESS plays a critical role in modern electricity grids by balancing supply and demand, integrating renewable energy, and enhancing grid stability. BESS technology enables the storage of excess energy generated during periods of low demand and its rapid deployment during peak usage, improving reliability while reducing dependence on fossil fuel-based generation.

Sweden represents one of Europe’s most attractive markets for energy storage investment, driven by its ambitious climate goals, high penetration of renewable energy, and well-developed electricity market. The country’s growing wind and solar capacity, combined with increasing electrification across transportation and industry, has created strong demand for flexible storage solutions. Supportive regulatory frameworks and market structures further enhance the commercial viability of BESS assets, positioning Sweden as a strategic hub for long-term energy storage development.

The first project is expected to commence operations during the second quarter of 2026. It forms part of Nuvve’s broader European development pipeline, which includes battery storage sites in several of the continent’s best-performing energy markets.

Recent market conditions in these regions support potential revenues of €240,000–€300,000 per MW per year (approximately $260,000–$325,000 per MW-year). This project is expected to bring incremental revenues to Nuvve during the second quarter of 2026 after the first batteries become operational.

“The partnership represents a significant revenue opportunity spread across a pipeline exceeding 1GW, positioning Nuvve as a leading global provider of grid-scale energy storage,” said Gregory Poilasne, CEO of Nuvve. “Nuvve continues to build a high-quality portfolio designed to deliver long-term, recurring value through asset ownership, asset management, and exclusive development rights.”

Nuvve will serve as the owner and asset manager for the facility and provide full market access services to optimize revenue generation and grid participation. The acquisition strengthens Nuvve’s position in the rapidly growing Nordic energy storage market and reinforces its long-term strategy of deploying scalable, revenue-generating infrastructure.

This transaction aligns with Nuvve’s broader strategy to expand its global energy storage and grid services platform by leveraging long-term contracts, advanced software, and market optimization capabilities to deliver sustainable growth.

Nuvve also secured exclusive rights to support and deploy battery energy storage projects developed through exiting partnerships that OMNIA Global established. Nuvve also has a Right of First Refusal to acquire ownership stakes in future deployments within this pipeline.

“We see Nuvve as a uniquely fitting partner to efficiently project manage and execute the roll-out of our pipeline utilizing Nuvve’s unique load balancing software and years of experience in BESS from the early days of the market. The European market has high arbitrage opportunities for fast movers and with the partnership of Nuvve we have found a partner that efficiently and comfortably can look at a large scale roll out with the most experienced team of its sector,” said Daniel Hansen, CEO and Chairman of OMNIA Global.

About Nuvve Holding Corp.

Nuvve powers the future of flexible energy by turning batteries, electric vehicles (EV), buildings, and distributed assets into dynamic grid resources. At the core is Nuvve’s advanced platform for intelligent energy management and vehicle-to-grid (V2G), orchestrating real-time bidirectional charging, load optimization, and grid services. By harnessing an ecosystem of electrification partners, fleets, stationary storage, and smart EV chargers, Nuvve helps utilities and communities unlock flexibility at scale — enhancing reliability, accelerating electrification, and lowering costs. Nuvve enables a clean energy future where mobility, buildings, and infrastructure work together to support a more resilient, sustainable, and equitable grid. Headquartered in San Diego, California, Nuvve operates globally and online at nuvve.com.

About Omnia

OMNIA Global is an entrepreneurial single family office that through direct investment aids companies with their growth journey. From providing capital; to identifying, helping and facilitating transformative growth organically or via acquisitions; to going public to create liquid ownership and a non-exit focused operating environment.

Forward-Looking Statements

This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “aims,” “anticipates,” “plans,” “looking forward to,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “continue,” “seeks” or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements regarding the anticipated completion of the acquisition of the initial BESS facility, timing of the pipeline deployment and related project financing, amount and timing of anticipated revenues, the expected timing of recently announced projects, anticipated growth of various business areas, and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Media Contact:

Paulo Acuña
pacuna@olmsteadwilliams.com
310.824.9000